                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 14, 2000, (except with respect to the matters discussed in the second paragraph of Note 8 and Note 13, as to which the dates are February 17, 2000, and March 12, 2000, respectively) included in the i2 Technologies, Inc Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



Dallas, Texas


  March 27, 2000